UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): March 19, 2015

                                 AMERICANN, INC.
                      -------------------------------------
             (Exact name of registrant as specified in its charter)

        Delaware                    000-54231                27-4336843
  ------------------------       -----------------        -----------------
(State or other jurisdiction    (Commission File No.)      (IRS Employer
  of incorporation)                                       Identification No.)

                          3200 Brighton Blvd., Unit 144
                                Denver, CO 80216
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          (Address of principal executive offices, including Zip Code)

       Registrant's telephone number, including area code: (303) 862-9000

                                       N/A
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          (Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.  Entry Into a Material Definitive Agreement

     On March 19, 2015 AmeriCann borrowed $650,000 from an unrelated private investor. The loan is secured by certain assets of the company, has a six-month term and bears interest at 14% per annum with no equity conversion rights.

     The proceeds from the loan will be used for general corporate purposes and for additional funding of the company's Illinois Medical Cannabis Center (IMMC), a new medical cannabis production and processing facility which will be located on a 17-acre parcel in southern Illinois. The IMCC is home to one of the 18 licensed cultivation and processing operations allowed under the newly implemented Illinois Medical Cannabis Pilot Program. Construction of the IMMC began in February of 2015.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Branch Sheet Arrangement of a Registrant

     See Item 1.01 of this report.

Item 8.01   Other Events

     The Company's board of directors has agreed to the creation of an Advisory Board that will consist of individuals whom the directors believe can assist the Company in the implementation of its business. The board also agreed to the establishment of a stock option plan that will be used as an incentive for present and future employees, partners, consultants and Advisory Board members.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2015
                                      AMERICANN, INC.


                                      By: /s/ Timothy Keogh
                                          -------------------------------------
                                          Timothy Keogh, Chief Executive Officer